UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 6, 2018 (February 5, 2018)

HealthLynked Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55768

Nevada	47-1634127
(State of Incorporation)	(I.R.S. Employer Identification No.)

1726 Medical Blvd., Suite 101, Naples, Florida	34110
(Address of Principal Executive Offices)	(ZIP Code)

(239) 513-9022

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed in the Schedule 14c Information Statement filed with the Securities Exchange Commission on January 16, 2018, on January 3, 2018, holders of a majority of the voting power of the outstanding capital stock of HealthLynked Corp., a Nevada Corporation (the “Company”), acting by written consented, authorized and approved an amendment (the “Amendment”) to the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) increasing the amount of authorized shares of Common Stock to 500,000,000 shares from 230,000,000 shares (the “Increase”). On February 5, 2018, the Company filed the Amendment with the Secretary of State of Nevada to effect the Increase.

The foregoing summary of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthLynked Corp.

Dated: February 6, 2018	By:	/s/ George O’Leary
George O’Leary
Chief Financial Officer

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